Exhibit 5.1
August 16, 2010
003933/0043
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road
Suite 6000
Lafayette, Louisiana 70508
Ladies and Gentlemen:
     We have acted as counsel for PetroQuest Energy, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $150,000,000 aggregate principal amount of the Company’s 10% Senior Notes due 2017 (the “Notes”). The Notes are being issued under an Indenture dated as of August 19, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 19, 2010 (the “Supplemental “Indenture”), among the Company, PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), TDC Energy LLC, a Louisiana limited liability company (“TDC” and together with PQLLC, the “Subsidiary Guarantors”), and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” The Notes are being guaranteed by the Subsidiary Guarantors pursuant to the guarantees included the Indenture (the “Guarantees”), and are being sold by the Company to certain underwriters (the “Underwriters”) pursuant to the Underwriting Agreement dated August 12, 2010 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities Inc., as representative of the Underwriters. The Company and the Subsidiary Guarantors are referred to collectively herein as the “Obligors.”
     This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     (i) the registration statement on Form S-3 (Registration No. 333-158446) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 6, 2009 (such registration statement as amended, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

PetroQuest Energy, Inc.
August 16, 2010

     (ii) the prospectus dated July 23, 2009, included in the Registration Statement, relating to the offering from time to time of certain securities of the Company and certain securities of the Subsidiary Guarantors (the “Base Prospectus”);
     (iii) the preliminary prospectus supplement dated August 9, 2010, relating to the Notes, in the form filed on August 9, 2010, with the Commission pursuant to Rule 424(b)(5) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (iv) the term sheet dated August 12, 2010, relating to the Notes, filed on August 12, 2010, with the Commission as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;
     (v) the prospectus supplement dated August 12, 2010, relating to the Notes, in the form filed on August 13, 2010, with the Commission pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (vi) the Underwriting Agreement;
     (vii) the Indenture;
     (viii) the form of the Notes attached to the Supplemental Indenture;
     (ix) the global note (the “Global Note”) executed by the Company pursuant to the Indenture, in the aggregate principal amount of $150,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;
     (x) resolutions adopted by the Board of Directors of the Company and the Pricing Committee thereof and by the Board of Directors of each of the Subsidiary Guarantors; and
     (xi) the Certificate of Incorporation and Bylaws of the Company, the Articles of Organization and Amended and Restated Operating Agreement of PQLLC, and the Articles of Organization and Operating Agreement of TDC, each as amended to date.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

PetroQuest Energy, Inc.
August 16, 2010

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents. In making such examination, we have also assumed that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of the parties thereto, other than the Obligors. As to the choice of law provision of the Notes and the Indenture, we have assumed that a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provisions in the Notes and the Indenture, respectively. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Global Note (in the form examined by us) has been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and legally binding obligations of the Company, and the Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors.
     Our opinion expressed above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.
     In rendering the opinion expressed above with respect to the Notes, we have assumed that the form and terms of the Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Obligors of their respective obligations under the Indenture and the incurrence and performance of the Company’s obligations under the Notes, in each case, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon any of the Obligors, or to which the issuance, sale and delivery of the Notes or the Guarantees, or the incurrence and performance of such obligations, may be subject.

PetroQuest Energy, Inc.
August 16, 2010

     We are members of the bar of the State of Texas and the State of New York. The opinions expressed herein are limited exclusively to the applicable federal laws of the United States of America, the laws of the State of New York, the Delaware General Corporation Law, and the laws of the State of Texas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. In rendering the foregoing opinion, we have relied on the opinion of Onebane Law Firm, a copy of which is filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K, with respect to the legal issuance of the Guarantees under Louisiana law.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K. We also consent to the references to our Firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.
Very truly yours,
/s/ Porter & Hedges, L.L.P.
PORTER & HEDGES, L.L.P.